Exhibit 99

Press Release

August 3, 2009

FOR IMMEDIATE RELEASE
For more information contact:
Jack Wahlig, Chairman of the Board (515) 577-6622

WEST BANCORPORATION INC. NAMES JAMES W. NOYCE TO BOARD OF DIRECTORS

West Des Moines, IA – West Bancorporation, Inc. (NASDAQ:WTBA) has chosen James W. Noyce to serve on its Boards of Directors.  Noyce is Senior Advisor and Major Gifts Officer for Drake University Athletics.  He brings nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer of FBL Financial Group, Inc.

“Jim is a strong and proven leader in the financial services industry,” said David Milligan, Chairman and Chief Executive Officer of West Bank. “But he also contributes his considerable experience and talents to the needs of the community.  While campaign chair, the United Way of Central Iowa raised more than $25 million for the community.”

Mr. Noyce has a long and distinguished career in the financial services industry.  During more than two decades of service with the companies of FBL Financial, Noyce held positions as Chief Executive Officer, Chief Financial Officer, Executive Vice President and General Manager, and as Chief Administrative Officer.  Mr. Noyce was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and inducted into the American Institute of Certified Public Accounts Business and Industry Hall of Fame in 2007.

“I have long admired West Bank for the quality of its people, the integrity in which it conducts business, and for the high priority the Company and its employees place on community involvement,” said Noyce.  “I am excited to join the Board of Directors.”

“We are very pleased to welcome Jim Noyce to the Company,” said Board Chairman Jack Wahlig.  “He brings significant executive and financial management skills to the Board.”

Noyce earned his degree in actuarial science and accounting from Drake University. He is a Fellow of the Casualty Actuarial Society, a Member of the American Academy of Actuaries, and an Associate of the Society of Actuaries.

Community minded, Noyce actively serves on several boards including the United Way of Central Iowa, the Greater Des Moines Partnership, Grandview College, Special Olympics Iowa and the Mid-Iowa Council of Boy Scouts of America.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa.  Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses.  West Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area.  WB Capital Management Inc., also a wholly-owned subsidiary of West Bancorporation, Inc., has offices in West Des Moines and Coralville.  It provides portfolio management services to retirement plans, corporations, public funds, mutual funds, foundations, endowments, and high net worth individuals.

The information contained in this press release may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or similar expressions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.